                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             -----------------------

          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) [ ]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)
                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------
                                Ispat Inland ULC
                 And the Guarantors listed on the following page
               (Exact name of obligor as specified in its charter)

               Nova Scotia                                Not applicable
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


         4000, Route des Acieres                            JOL 1CO
           Contrecoeur, Quebec
                 Canada
 (Address of principal executive offices)                  (Zip Code)

                             -----------------------
                   Senior Secured Floating Rate Notes Due 2010
                      9 3/4% Senior Secured Notes Due 2014
                                   Guarantees
                       (Title of the indenture securities)

                               TABLE OF GUARANTORS

                                         STATE OR OTHER
                                        JURISDICTION OF
                                        INCORPORATION OR       I.R.S. EMPLOYER
   NAME OF ADDITIONAL REGISTRANT            FORMATION         IDENTIFICATION NO.
   -----------------------------       -------------------    ------------------

   Ispat International N.V.(1)           The Netherlands        Not Applicable
   Ispat Inland Inc.(2)                     Delaware              36-1262880
   Burnham Trucking Company, Inc.(2)        Delaware              39-1328680
   Incoal Company(2)                        Delaware              36-2744563
   Ispat Inland Mining Company(2)           Delaware              36-2814042
   Ispat Inland Service Corp.(2)            Delaware              36-3260991
   Ispat Inland, L.P.(2)                    Delaware              52-2119872
   3019693 Nova Scotia U.L.C.(3)       Nova Scotia, Canada      Not Applicable
   Ispat Inland Finance, LLC(2)             Delaware            Not Applicable

-------------------------

(1) Address and telephone number of principal executive offices is 15th Floor, Hofplein 20, 3032 AC Rotterdam, The Netherlands, 311 0217 8800

(2) Address and telephone number of principal executive offices is 3210 Watling Street, East Chicago, Indiana 46312,
     (219) 399-1200
     Address and telephone number of principal executive offices is 4000, Route des Acieres, Contrecoeur, Quebec, Canada JOL 1CO, (450) 587-8600.

ITEM 1.   GENERAL INFORMATION*

Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               1.   Comptroller of the Currency, Washington D.C.

               2.   Federal Deposit Insurance Corporation, Washington, D.C.

               3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable








*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.  LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          5.   Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 1st day of June, 2004.

                                LASALLE BANK NATIONAL ASSOCIATION


                                             By:     /s/ John W. Porter
                                                -------------------------------
                                                John W. Porter
                                                Vice President

LaSalle Bank N.A.              Call Date: 3/31/2004          ST-BK: 17-1520       EXHIBIT  7
135 South LaSalle Street                                                          Page RC-1
Chicago, IL  60603                                           CERT: 15407

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                 RCFD
                                                                                            ----
    a. Noninterest-bearing balances and currency and coin (1)                                0081                    1,634,318
    b. Interest-bearing balances (2)                                                         0071                       10,784
 2. Securities:

    a. Held-to-maturity securities (from Schedule RC-B, column A)                            1754                      127,803
    b. Available-for-sale securities (from Schedule RC-B, column D)                          1773                   23,757,044
 3. Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices                                                B987                    1,274,530
    b. Securities purchased under agreements to resell (3)                                   B989                      118,823
 4. Loans and lease financing receivables (from schedule RC-C)
    a. Loans and leases held for sale                                                        5369                      518,931
    b. Loans and leases, net of unearned income                       B528   34,169,827
    c. LESS: Allowance for loan and lease losses                      3123      681,686
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                   B529                   33,488,141
 5. Trading assets (from Schedule RC-D)                                                      3545                      610,978
 6. Premises and fixed assets (including capitalized leases)                                 2145                      260,528
 7. Other real estate owned (from Schedule RC-M)                                             2150                       20,464
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)                                                                           2130                            0
 9. Customers' liability to this bank on acceptances outstanding                             2155                       15,566
10. Intangible assets (from Schedule RC-M)
    a. Goodwill                                                                              3163                      181,613
    b. Other Intangible assets                                                               0426                        3,553
11. Other assets (from Schedule RC-F)                                                        2160                    3,074,642
12. Total assets (sum of items 1 through 11)                                                 2170                   65,097,718


-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.              Call Date: 3/31/2004          ST-BK:  17-1520      FFIEC  031
135 South LaSalle Street                                                          Page RC- 2
Chicago, IL  60603             Vendor ID: D                  CERT:  15407

Transit Number:  71000505

SCHEDULE RC - CONTINUED

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.Deposits:
   a. In domestic offices (sum of totals of                                                      RCON
       columns A and C from Schedule RC-E, part I)                                               2200               28,107,482
                                                                    RCON
                                                                    ----
       (1) Noninterest-bearing (1)                                  6631           7,674,198
       (2) Interest-bearing                                         6636          20,433,284
                                                                                                 RCFN
                                                                                                 ----
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II)                                                                   2200                8,614,464
                                                                    RCFN
                                                                    ----
       (1) Noninterest-bearing                                      6631                   0
       (2) Interest-bearing                                         6636           8,614,464
                                                                                                 RCON
                                                                                                 ----
14.Federal funds purchased and securities sold under agreements to repurchase:
   a. Federal funds purchased in domestic offices (2)                                            B993                2,773,411
                                                                                                 RCFD
                                                                                                 ----
   b. Securities sold under agreements to repurchase (3)                                         B995                2,249,364
15.Trading liabilities (from Schedule RC-D)                                                      3548                  263,024

16.Other borrowed money (includes mortgage indebtedness and obligations under                    3190               10,601,714
   capitalized leases): From schedule RC-M

17.Not applicable.
18.Bank's liability on acceptances executed and outstanding                                      2920                   15,566
19.Subordinated notes and debentures (4)                                                         3200                  540,000
20.Other liabilities (from Schedule RC-G)                                                        2930                6,988,713
21.Total liabilities (sum of items 13 through 20)                                                2948               60,153,738
22.Minority Interest in consolidated subsidiaries                                                3000                   69,310

EQUITY CAPITAL

                                                                                                 RCFD
                                                                                                 ----
23.Perpetual preferred stock and related surplus                                                 3838                  635,410
24.Common stock                                                                                  3230                   41,234
25.Surplus (exclude all surplus related to preferred stock)                                      3839                2,000,163
26.a.Retained Earnings                                                                           3632                2,068,864
   b. Accumulated Other Comprehensive income.(5)                                                 B530                  128,999
27.Other Equity capital components (6)                                                           3284                        0
28.Total equity capital (sum of items 23 through 27)                                             3210                4,874,670
29.Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)        3300               65,097,718

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent         RCFD                Number
     external auditors as of any date during 2001                                                ----                ------
                                                                                                 6724                  2

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

-----------------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."

(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges,

(6) Includes treasury stock and unearned Employee Stock Ownership plan shares.